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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 2000 appearing on page 15 of the Annual Report on Form 10-K of Glacier Water Services, Inc. for the year ended January 2, 2000.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

San Diego, California
August 10, 2000